EXHIBIT 21

            Subsidiaries of Integra LifeSciences Holdings Corporation

                                                    State or Country of
Name of Subsidiary                              Incorporation or Organization
------------------                              -----------------------------

Caveangle Ltd.                                  United Kingdom
GMS mbH                                         Germany
Integra LifeSciences Corporation                Delaware
Integra LifeSciences Investment Corporation     Delaware
Integra NeuroSciences CA Corporation            Delaware
Integra NeuroSciences PR, Inc.                  Delaware
Integra NeuroSciences Holdings (UK) Ltd.        United Kingdom
Integra NeuroSciences (UK) Ltd.                 United Kingdom
Integra NeuroSupplies, Inc.                     Connecticut
Integra Selector Corporation                    Delaware
Satelec Medical                                 France
Spembly Cryosurgery Ltd.                        United Kingdom
Spembly Medical Ltd.                            United Kingdom